Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

March 26, 2020
Wells Fargo Bank, National Association, as Administrative Agent
MAC P6101-250
1300 S.W. Fifth Avenue
Portland, Oregon 97201
Attn: Dawn Mace Moore, Senior Vice President
Re: Columbia Sportswear Company
Ladies and Gentlemen:
Reference is made to the Amended and Restated Credit Agreement, dated as of April 17, 2019, by and among Columbia Sportswear Company, a Oregon corporation (the “Borrower”), the Lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent (together with its permitted successors in such capacity, “Administrative Agent”) (as the same now exists and is amended hereby or may hereafter be further amended, modified, supplemented, extended, renewed, restated, amended and restated, restructured, refinanced or replaced, the “Credit Agreement”). Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.
Borrower has requested that the total Revolving Loan Commitments, from the date hereof through December 31, 2020, be increased to $125,000,000, together with other amendments, and the Lenders are willing to agree to such amendments subject to the terms and conditions set forth herein.
By this First Amendment to Amended and Restated Credit Agreement (this “Amendment”), the parties hereto intend to evidence the following amendments on the terms and conditions set forth herein.
1.Amendments to Credit Agreement.
(a)Section 1.1 of the Credit Agreement is hereby amended by adding the following new defined terms in their proper alphabetical order:
(i)  “BHC Act Affiliate” of a person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such person.
(ii)  “Covered Party” has the meaning assigned to such term in Section 11.24.
(iii)  “Covered Entity” means any of the following:

(A)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(B)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(C)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(iv)  “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(v)  “Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.
(vi)  “Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
(vii)  “Divided Delaware LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.
(viii)  “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).
(ix)  “QFC Credit Support” has the meaning assigned to such term in Section 11.24.
(x)  “Supported QFC” has the meaning assigned to such term in Section 11.24.
(xi)  “U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 11.24.
(b)The following definition set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
        “Material Subsidiary means a Domestic Subsidiary or a Disregarded Foreign Subsidiary (in each case including, without limitation, a Subsidiary that is a Divided Delaware LLC) owning assets in excess of ten percent (10%) of the consolidated assets of Borrower, excluding for purposes of such calculation all intercompany assets of a Subsidiary that are not included in Borrower’s consolidated assets.
(c)Section 3.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“3.8 ALTERNATIVE RATE OF INTEREST.

Notwithstanding anything to the contrary in Section 3.3 above, if Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (a) the circumstances described in Section 3.3(a) or (b) have arisen and that such circumstances are unlikely to be temporary, (b) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (c) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in the applicable currency, then Administrative Agent may, to the extent practicable (in consultation with Borrower and as determined by Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (x) an event described in Section 3.3(a), 3.3(b), 3.8(a), 3.8(b) or 3.8(c) occurs with respect to the Replacement Rate, in which case, this section 3.8 shall apply to the selection of a new rate to replace the Replacement Rate or (y) the Required Lenders (directly, or through Administrative Agent) notify Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of Administrative Agent and Borrower, as may be necessary or appropriate, in the opinion of Administrative Agent, to effect the provisions of this Section 3.8. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects); provided, that (a) upon Administrative Agent’s receipt of any such notice objecting to such amendment or (b) if Borrower does not consent within a reasonable time (and in any event, within five Business Days) following Administrative Agent’s proposal of a Replacement Rate hereunder, and continuing until such time that a Replacement Rate is effective under the terms of this Section 3.8, all Obligations outstanding under the Loan Documents shall bear interest at an interest rate per annum equal to the Base Rate Margin plus the higher of (a) the fluctuating rate of interest most recently announced by Wells Fargo at its principal office as its prime rate or (b) the Federal Funds Rate plus 150 basis points. To the extent the Replacement Rate is approved by Administrative Agent in connection with this Section 3.8, the

Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by Administrative Agent (it being understood that any such modification by Administrative Agent shall not require the consent of, or consultation with, any of the Lenders). Such Replacement Rate shall be subject to a spread adjustment, and method for calculating or determining same, selected by Administrative Agent in its reasonable discretion, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Replacement Rate by the relevant Governmental Authority or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Replacement Rate for U.S. dollar denominated commercial syndicated credit facilities at such time. Administrative Agent shall have the right to make any technical, administrative or operational changes to any Loan Document (including to the definitions contained therein) that Administrative Agent determines are appropriate or desirable to reflect the use of such Replacement Rate and to permit the administration thereof by Administrative Agent in accordance with its standard practices and procedures, and, notwithstanding anything to the contrary contained in any Loan Document any such changes shall become effective without any further action or consent of any other party to this Agreement or any such Loan Document.”
(d)Section 4.19 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“4.19  SANCTIONS; ANTI-CORRUPTION
        (a) None of Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any director, officer, employee, agent, or affiliate of Borrower or any of its Subsidiaries is an individual or entity (“person”) that is, or is owned 50% or more, individually or in the aggregate, or controlled by persons that are: (i) the target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.
        (b) Borrower, its Subsidiaries and, to the knowledge of Borrower, their respective directors, officers and employees and agents, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law, in all material respects. Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption laws.
        (c) Neither the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the "Trading With the Enemy Act") or the FCPA. Furthermore, none of the Borrowers or their Affiliates (i) is or will become a "blocked person" as described in any Executive Order, the Trading With the Enemy Act or by OFAC or (ii) engages or will engage in any dealings or transactions, or be otherwise associated, with any such "blocked person" or in any manner violative of any such order.”
(e)Section 4.20 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
        “The information included in the Beneficial Ownership Certification most recently provided to Administrative Agent is true and correct in all respects.”
(f)Section 6.3(iv) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(iv) from time to time such other information as Administrative Agent may reasonably request, which may include budgets, forecasts, projections, information and documentation reasonably requested by Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, Beneficial Ownership Regulation, and applicable anti-money laundering laws, and other information respecting the business of Borrower or any Subsidiary. In addition, Administrative Agent and each Lender shall have the right to periodically conduct due diligence on Borrower and its Subsidiaries their senior management and key principals and legal and beneficial owners. Borrower agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by Administrative Agent shall be for the account of Borrower.”
(g)Article 11 of the Credit Agreement is hereby amended by inserting the following Section 11.24:
“11.24 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”
(h)Schedule IA to Credit Agreement is hereby amended and restated in its entirety to read as set forth on Schedule IA to this Amendment, which is attached hereto and made a part hereof.
(i)The Pricing Schedule set forth on Schedule II to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Pricing Level	LIBOR Margin	Base Rate Margin	Commitment Fee
Level I	275.0	75	27
Level II	250.0	50	22
Level III	225.0	25	17
Level IV	200.0	0	12

2.Conditions Precedent. The Amendment shall only be effective upon the satisfaction of each of the following conditions in a manner reasonably satisfactory to Administrative Agent:
(a)Administrative Agent shall have received counterparts of this Agreement, duly authorized, executed and delivered by Borrower, Guarantor and Lenders; and

(b)Administrative Agent shall have received all other documents, instruments and information which Administrative Agent may request.
3.Representations and Warranties. Borrower represents and warrants to Administrative Agent and the Lenders as follows, which representations and warranties are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations and warranties in the other Loan Documents, being a condition of the effectiveness of this Amendment:
(a)This Amendment and all other agreements, documents and instruments executed or delivered by Borrower in connection herewith (together with this Amendment, the “Amendment Documents”) has been duly executed and delivered by such Person, and is a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)The execution, delivery and performance by Borrower of this Amendment and each other Amendment Document to which it is a party has been duly authorized by all necessary corporate or other organizational action, and does not and will not (i) contravene the terms of any of Borrower’s Organization Documents; (ii) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (A) any material contract or material indebtedness to which Borrower is a party or affecting Borrower or the properties of Borrower or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Borrower or its property is subject; (iii) result in or require the creation of any Lien upon any asset of Borrower; or (iv) violate any Law.
(c)The representations and warranties of contained in Article IV of the Credit Amendment or in any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, it shall be true and correct as of such earlier date.
(d)No Default or Event of Default shall exist or have occurred and be continuing as of the date of this Amendment and immediately after giving effect thereto.
4.Binding Effect. This Amendment shall be binding upon and inure to the benefit of Borrower, Administrative Agent and the Lenders, and their respective successors and assigns.
5.Further Assurances. Borrower shall execute and deliver to Administrative Agent all agreements, documents and instruments that Administrative Agent may reasonably request, in form and substance reasonably satisfactory to Administrative Agent, to fully consummate all of the transactions contemplated under this Amendment and the other Amendment Documents.
6.Governing Law. The validity, interpretation and enforcement of this Amendment and the other Amendment Documents and any dispute arising out of the relationship between the parties hereto or thereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Oregon, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Oregon.
7.Jury Trial Waiver. EACH OF BORROWER, ADMINISTRATIVE AGENT AND LENDERS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION IN ANY WAY ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS OR EVENTS REFERENCED HEREIN OR THEREIN OR CONTEMPLATED HEREBY OR THEREBY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE CREDIT AGREEMENT AND/OR ANY OTHER OF THE LOAN DOCUMENTS. A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND THE CONSENT TO TRIAL BY COURT.
8.Binding Effect. This Amendment and the other Amendment Documents shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
9.Waiver, Modification, Etc. No provision or term hereof may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.
10.Entire Amendment. This Amendment and the other Amendment Documents represent the entire agreement and understanding concerning the subject matter hereof and thereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof and thereof and thereof, whether oral or written.
11.Effect of this Amendment. Except as expressly provided herein, no other changes or modifications to the Loan Documents are intended or implied, and the Credit Agreement and the other Loan Documents, as specifically amended or supplemented hereby, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. To the extent any conflict exists between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control.
12.Counterparts, etc. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission (including by e-mail pdf transmission) shall have the same force and effect as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment.
13.OREGON STATUTORY NOTICE.
UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER OR ADMINISTRATIVE AGENT CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWER:
COLUMBIA SPORTSWEAR COMPANY

By: /s/ Jim A. Swanson
Title: Senior Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT, SWING
LINE LENDER, ARRANGER AND
LENDER:
WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:/s/ Dawn Mace Moore
Title: Senior Vice President

LENDER:
BANK OF AMERICA, N.A.

By: /s/ Michael W. Snook
Title: Senior Vice President

EXHIBIT IA
TO
FIRST AMENDMENT
Commitments

(a) For the period from March 27, 2020 through December 31, 2020: $125,000,000; and

(b) Thereafter, the respective amounts set forth opposite the respective period of any year (other than the respective period for fiscal year 2020, set forth in clause (a) above), commencing with January 1, 2021:

Period	Total Revolving Loan Commitments	Wells Fargo Bank, National Association (68.0%)	Bank of America, N.A. (32.0%)
December 1 – June 30	$25,000,000	$17,000,000	$8,000,000
July 1 – July 31	$75,000,000	$51,000,000	$24,000,000
August 1 – August 31	$100,000,000	$68,000,000	$32,000,000
September 1 – September 30	$125,000,000	$85,000,000	$40,000,000
October 1 – October 31	$75,000,000	$51,000,000	$24,000,000
November 1 – November 30	$50,000,000	$34,000,000	$16,000,000

GUARANTOR’S CONSENT AND REAFFIRMATION

        The undersigned guarantor of all indebtedness of COLUMBIA SPORTSWEAR COMPANY to WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender, and BANK OF AMERICA, N.A., as a Lender, hereby: (i) consents to the foregoing First Amendment to Amended and Restated Credit Agreement; (ii) reaffirms its obligations under its Guaranty; (iii) reaffirms its waivers of each and every one of the defenses to such obligations as set forth in its Guaranty; (iv) reaffirms that its obligations under its Guaranty are separate and distinct from the obligations of any other party under said Amended and Restated Credit Agreement and the other Loan Documents described therein, and (v) affirms all corporate and limited liability company action necessary to guaranty such indebtedness and execute this Consent and Reaffirmation has been taken.

GUARANTOR:

COLUMBIA BRANDS USA, LLC

By: /s/ Erik S. Amos
Title: Vice President, Tax